Exhibit 10.1

Execution Version

THIRD AMENDMENT TO

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

THIRD AMENDMENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this “Amendment”) dated as of August 9, 2017 among

SEARS HOLDINGS CORPORATION, a Delaware corporation (“Holdings”),

SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation, and KMART CORPORATION, a Michigan corporation (the “Borrowers”),

JPP, LLC and JPP II, LLC, as L/C Lenders, and

CITIBANK, N.A., as Administrative Agent (the “Agent”) and Issuing Bank (the “Issuing Bank”),

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the L/C Lenders party thereto, the Agent and the Issuing Bank, are party to that certain Letter of Credit and Reimbursement Agreement (as amended pursuant to that certain First Amendment to Letter of Credit and Reimbursement Agreement dated as of March 2, 2017 and pursuant to that certain Second Amendment to Letter of Credit and Reimbursement Agreement dated as of August 1, 2017, the “Existing LC Facility Agreement”; the Existing LC Facility Agreement as amended hereby, the “Amended LC Facility Agreement”); and

WHEREAS, Holdings, the Borrowers, the Required L/C Lenders, the Issuing Bank and the Agent have agreed to amend the Existing LC Facility Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Existing LC Facility Agreement.

2.	Representations and Warranties. Each Borrower hereby represents and warrants that (i) no Default or Event of Default exists under the Existing LC Facility Agreement or under any other Loan Document as of the date hereof, and (ii) all representations and warranties contained in the Amended LC Facility Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that (A) such representations or warranties are qualified by a materiality standard, in which case they are true and correct in all respects, and (B) such representations or warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

3.	Release by Borrowers. Each Borrower hereby acknowledges and agrees that it has no actual knowledge of any defenses or claims against any L/C Lender, the Agent, the Issuing Bank, any of their Affiliates, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, and that if such Borrower now has, or ever did have, any defenses or claims with respect to the Obligations against any L/C Lender, the Agent, the Issuing Bank or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of effectiveness of this Amendment, all of them are hereby expressly WAIVED, and each Borrower hereby RELEASES each L/C Lender, the Agent, the Issuing Bank and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

4.	Amendments to Existing LC Facility Agreement. Each of the parties hereto agrees that, effective as of the Amendment Effective Date (as defined below), the Existing LC Facility Agreement shall be amended as follows:

a.	The definition of “Required L/C Lender” set forth in Section 1.01 of the Existing LC Facility is hereby amended and restated in its entirety as follows:

“‘Required L/C Lenders’” means, at any time, the holders of more than 50% of the Aggregate L/C Commitments then in effect, or, if the Aggregate L/C Commitments have been terminated, the holders of more than 50% of the L/C Lender Exposure then outstanding; provided that if ESL holds less than 50% of the Aggregate L/C Commitments, or, if the Aggregate L/C Commitments have been terminated, less than 50% of the L/C Lender Exposure then outstanding, “Required L/C Lenders” means all of the L/C Lenders.”

b.	The definition of “L/C Commitment” set forth in Section 1.01 of the Existing LC Facility is hereby amended by restating in full clause (iii) set forth therein as follows:

“(iii) by an amount equal to the face amount of any Letter of Credit that has been returned to the Agent for cancellation prior to the L/C Termination Date, unless a replacement therefor is issued within 30 days after the Reduction Election Date (but, in any event, prior to the L/C Termination Date) to the same or similar beneficiary and the Required L/C Lenders have provided their consent in writing to the issuance of such replacement (such consent not to be unreasonably conditioned, delayed or withheld); provided, that (x) the Agent shall promptly notify each L/C Lender that a Letter of Credit has been returned to it for cancellation and any L/C Lender may, by written notice to the Agent no later than three (3) Business Days after the date of such notification from the Agent (the “Reduction Election Period”), elect to waive any reduction of its L/C Commitment pursuant to this clause (iii) so long as the aggregate amount in such L/C Lender’s Lender Cash Collateral Account would not be less than 102% of its L/C Commitment Percentage times the Issuer Exposure both immediately before and immediately after giving effect to such waiver and (y) no later than two (2) Business Days after the expiration of the Reduction Election Period, the Agent shall notify each L/C Lender of the election made by each other L/C Lender pursuant to the foregoing clause (x) and each L/C Lender may by written notice to the Agent no later than one (1) Business Day after the date of such notification from the Agent update such election so long as the aggregate amount in such L/C Lender’s Lender Cash Collateral Account would not be less than 102% of its L/C Commitment Percentage times the Issuer Exposure both immediately before and immediately after giving effect to such election (the Business Day after the date of such notification, the “Reduction Election Date”),”

c.	Section 1.01 of the Existing LC Facility Agreement is hereby amended by adding: the following definitions in alphabetical order:

i.	“ESL” means, collectively, JPP, LLC and JPP II, LLC, each a Delaware limited liability company, and their Affiliates.

ii.	“Non-Affiliated Lender” means any L/C Lender that is not ESL.

iii.	“Non-Consenting Non-Affiliated Lender” has the meaning specified in Section 9.16.

iv.	“Reduction Election Date” has the meaning specified in the definition of “L/C Commitment”.

d.	Section 5.01(aa) of the Existing LC Facility Agreement is hereby amended and restated in its entirety as follows: “As of the Amendment No. 2 Effective Date, except for this Agreement, each Letter of Credit and all Obligations under this Loan Documents, and except as set forth on Schedule 5.01(aa), none of the Loan Parties have any Bank Products or Cash Management Services.”

e.	Section 6.02(m)(v) of the Existing LC Facility Agreement is hereby deleted.

f.	Section 9.16 of the Existing LC Facility Agreement is hereby amended and restated in its entirety as follows:

“Section 9.16. Replacement of L/C Lenders. If (A) any L/C Lender requests compensation under Section 2.12 or if the Borrowers are required to pay any additional amount to any L/C Lender or any Governmental Authority for the account of any L/C Lender pursuant to Section 2.15, if any L/C Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each L/C Lender and that has been approved by the Required L/C Lenders (to the extent “Required L/C Lenders” is not defined as all L/C Lenders pursuant to the definition thereof), then the Borrowers may, at their sole expense and effort, upon notice to such L/C Lender and the Agent, require such L/C Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another L/C Lender, if a L/C Lender accepts such assignment) or (B) a Non-Affiliated Lender does not consent to a proposed amendment, waiver, consent or release with respect to this Agreement or any other Loan Document (any such L/C Lender being referred to as a “Non-Consenting Non-Affiliated Lender”; provided that if such Non-Affiliated Lender has not given the Agent written notice of its consent or waiver within five (5) Business Days after request therefore, such Non-Affiliated Lender shall be deemed to be a Non-Consenting Non-Affiliated Lender), then, at the sole option of ESL (regardless of whether ESL is then an L/C Lender), upon written notice to such Non-Consenting Non-Affiliated Lenders, all of such Non-Consenting Non-Affiliated Lenders’ interests, rights and obligations under this Agreement and the related Loan Documents shall be assigned and delegated to ESL and ESL shall assume such obligations; provided that, in each case of clauses (A) and (B) above:

(a) the Borrowers shall have paid to the Agent the assignment fee specified in Section 9.07;

(b) such L/C Lender shall have received payment of an amount equal to its ratable share of the outstanding Reimbursement Obligations actually funded by such L/C Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding Reimbursement Obligations, interest and fees) or the Borrowers (in the case of all other amounts); provided that such L/C Lender shall not be entitled to a payment under Section 2.07 unless the consent or waiver being sought pursuant to Section 9.16(B) is an amendment, modification or waiver of Section 2.07 with the primary purpose of eliminating the payment described therein;

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;

(d) with respect to the replacement of any Non-Consenting Lender or any Non-Consenting Non-Affiliated Lender, such amendment, waiver or consent can be effected as a result of such assignment (together with all other assignments required by the Agent to be made pursuant to this paragraph); and

(e) such assignment does not conflict with applicable laws.

An L/C Lender shall not be required to make any such assignment or delegation required by Section 9.16(A) if, prior thereto, as a result of a waiver by such L/C Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Notwithstanding anything herein to the contrary, each party hereto agrees that an assignment or delegation required pursuant to Section 9.16(B) shall be effected pursuant to an Assignment and Acceptance executed by the Borrowers, the Agent and ESL and that the Non-Consenting Non-Affiliated Lender required to make such assignment need not be a party thereto, and each L/C Lender hereby authorizes and directs the Agent to execute and deliver such documentation as may be required to give effect to an assignment or delegation in accordance with Section 9.16(B) on behalf of a Non-Consenting Non-Affiliated Lender and any such documentation so executed by the Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.07.”

5.	Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) that each of the following conditions precedent has been fulfilled as determined by the Agent:

a.	This Amendment shall have been duly executed and delivered by Holdings, the Borrowers, the Required L/C Lenders, the Issuing Bank and the Agent, and the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

b.	All action on the part of Holdings and the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Amendment shall have been duly taken. The Agent shall have received corporate resolutions of Holdings authorizing the entrance of Holdings into this Amendment.

c.	Since January 30, 2017, there shall not have been any event or effect that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

d.	After giving effect to this Amendment and the transactions contemplated hereunder, Capped Excess Availability shall not be less than $150,000,000.

e.	After giving effect to this Amendment and the transactions contemplated hereunder, no Default or Event of Default shall have occurred and be continuing under the Amended LC Facility Agreement.

f.	The Borrowers shall have paid all fees, expenses and other amounts due and owing to the Agent, the Issuing Bank and the L/C Lenders that have executed this Amendment.

6.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, the L/C Lenders, the Issuing Bank and their respective successors and assigns.

7.	Expenses. The Borrowers shall reimburse the Agent and the L/C Lenders for all reasonable and documented out-of-pocket expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

8.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

9.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

10.	Jurisdiction. Section 9.11 of the Existing LC Facility Agreement is hereby incorporated by reference, mutatis mutandis, as if it were fully set forth in this Amendment.

11.	WAIVER OF JURY TRIAL. EACH OF HOLDINGS, THE BORROWERS, THE AGENT, THE ISSUING BANK AND THE L/C LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS OR THE ACTIONS OF THE AGENT, THE ISSUING BANK OR ANY L/C LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

12.

L/C Lender Reaffirmation. Each L/C Lender hereby confirms its assignments, pledges and grants of security interests, as applicable, under the Cash Collateral Agreement, and agrees that such assignments, pledges and grants of security interests shall continue to be in full force and effect, shall continue to secure full payment and performance of the

“Obligations” (as defined in the Cash Collateral Agreement) of such L/C Lender, and shall accrue to the benefit of the Secured Party for its benefit and the benefit of the Agent and the Issuing Bank.

13.	No Novation. Neither this Amendment nor the Amended LC Facility Agreement shall extinguish the Obligations under and as defined in the Cash Collateral Agreement or discharge or release the priority of the Cash Collateral Agreement or any other security therefor. Nothing contained herein or in the Amended LC Facility Agreement shall be construed as a substitution or novation of the Obligations under and as defined in the Cash Collateral Agreement or instruments securing the same, which shall remain in full force and effect. Nothing implied in this Amendment, the Amended LC Facility Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any L/C Lender from any of its Obligations under and as defined in the Cash Collateral Agreement.

[Remainder of page intentionally left blank; Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

HOLDINGS:

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

BORROWERS:

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President, Finance

KMART CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Controller and Head of Capital Market Activities

[Signature page to LC and Reimbursement Agreement Amendment]

Citibank, N.A., as Agent and as Issuing Bank

By:	/s/ Christopher Marino
	Name:	Christopher Marino
	Title:	Vice President and Director

[Signature page to LC and Reimbursement Agreement Amendment]

JPP, LLC, as an L/C Lender

By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Member

JPP II, LLC, as an L/C Lender

By:	RBS Partners, L.P., as Manager

By:	ESL Investments, Inc., as General Partner

By:	/s/ Edward S. Lampert
	Name:	Edward S. Lampert
	Title:	Chairman and Chief Executive Officer

[Signature page to LC and Reimbursement Agreement Amendment]